Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Rexnord Corporation 2006 Stock Option Plan of our reports relating to the consolidated financial statements of Rexnord Corporation dated May 25, 2011 (except for Note 21, as to which the date is March 19, 2012), appearing in the Registration Statement on Form S-1 (Commission File No. 333-174504).

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
March 28, 2012